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                                                                  Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the inclusion in this Registration Statement on Form S-4 for UIH Australia/Pacific, Inc. and in each Prospectus constituting part of this Registration Statement our report dated March 15, 1996 on the financial statement of XYZ Entertainment Pty Limited included in each Prospectus. We also consent to the reference to our firm under the caption "Experts" in each Prospectus included in the Registration Statement.


December 5, 1997


Deloitte Touche Tohmatsu